Exhibit 4.01

INTEL CORPORATION, as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

4.25% Senior Notes due 2042

Fourth Supplemental Indenture

Dated as of December 14, 2012

to

Indenture dated as of March 29, 2006

ARTICLE 1
Definitions and Other Provisions of General Application

Section 1.01. Definitions	3
Section 1.02. Conflicts with Base Indenture	3

ARTICLE 2
Form of Notes

Section 2.01. Form of Notes	3

ARTICLE 3
The Notes

Section 3.01. Amount; Series; Terms	3
Section 3.02. Denominations	4
Section 3.03. Book-entry Provisions for Global Securities	4
Section 3.04. Additional Notes	4

ARTICLE 4
Redemption of Securities

Section 4.01. Optional Redemption	5

ARTICLE 5
Events of Default and Remedies

Section 5.01. Events of Default	5
Section 5.02. Acceleration Of Maturity; Rescission And Annulment	5
Section 5.03. References In Base Indenture	5
Section 5.04. Waiver Of Certain Covenants	5

ARTICLE 6
Supplemental Indentures

Section 6.01. Applicability Of Base Indenture	5
Section 6.02. Supplemental Indentures With Consent Of Holders	5

ARTICLE 7
Miscellaneous

Section 7.01. Sinking Funds	5
Section 7.02. Confirmation of Indenture	6
Section 7.03. Counterparts	6
Section 7.04. Governing Law	6

FOURTH SUPPLEMENTAL INDENTURE, dated as of December 14, 2012 (this “Supplemental Indenture”), to the Indenture dated as of March 29, 2006 (as amended by the First Supplemental Indenture (as defined below) and as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and among INTEL CORPORATION (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the 2042 Notes (as defined herein):

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company duly authorized the execution and delivery, and requested the Trustee to join it in the execution and delivery, of that certain third supplemental indenture dated as of December 11, 2012 (the “Third Supplemental Indenture”) in order to establish and provide for the issuance by the Company of several series of Securities, including a series designated as its 4.25% Senior Notes due 2042, on the terms set forth therein;

WHEREAS, the Trustee was appointed as successor trustee under the Base Indenture in connection with that certain first supplemental indenture as of December 3, 2007, between the Company and the Trustee (the “First Supplemental Indenture”);

WHEREAS, Article 9 of the Base Indenture provides that a supplemental indenture may be entered into by the parties to establish the forms or terms of Securities without the consent of any Holders pursuant to Section 201 and Section 301 of the Base Indenture;

WHEREAS, Section 301 of the Base Indenture provides that a series of Securities may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities, and Section 3.04 of the Third Supplemental Indenture provides for, and sets forth the conditions for the issuance of such additional Securities, including additional 2042 Notes;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Supplemental Indenture in order to establish and provide for the issuance by the Company of additional 4.25% Senior Notes due 2042 on the terms set forth therein;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and binding agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the 2042 Notes have been done;

NOW, THEREFORE:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.  Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture, as supplemented by the Third Supplemental Indenture.  The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2042 Notes” means the Company’s 4.25% Senior Notes due 2042, whether issued pursuant to this Supplemental Indenture or the Third Supplemental Indenture.

“Base Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Company” means the corporation specified as the “Company” in the recitals of this Supplemental Indenture until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“First Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Form of Note” has the meaning specified in Section 2.01.

“Global Security” means, with respect to the 2042 Notes, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to a safekeeping agreement with the Depositary, all in accordance with the Indenture, which shall be registered in global form without interest coupons in the name of the Depositary or its nominee.  References to “global Security” in the Base Indenture shall be deemed to refer to “Global Security” as defined in this Supplemental Indenture.

“Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Initial Reopened Notes” has the meaning set forth in Section 3.01.  (b).

“Reference Treasury Dealer” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., and each of their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer, (2) any other Primary Treasury Dealers selected by the Company and (3) any “Reference Treasury Dealer” for purposes of the Third Supplemental Indenture.

“Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Third Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

Section 1.02.  Conflicts with Base Indenture.  In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture or the Third Supplemental Indenture, such provision of this Supplemental Indenture shall control.

ARTICLE 2
FORM OF NOTES

Section 2.01.  Form of Notes.  The 2042 Notes shall be substantially in the form of Exhibit A-4 to the Third Supplemental Indenture (the “Form of Note”), which is hereby incorporated in and expressly made a part of the Indenture.

ARTICLE 3
THE 2042 NOTES

Section 3.01.  Amount; Series; Terms.  (a) The Third Supplemental Indenture has previously created and designated a series of Securities under the Base Indenture titled the “4.25% Senior Notes due 2042.”  The Initial Reopened Notes shall be consolidated, form a single series and be fully fungible with such 4.25% Senior Notes due 2042.  The Initial Reopened Notes shall also constitute Additional Notes with respect to the Initial 2042 Notes issued under the Third Supplemental Indenture.  Unless otherwise specified herein, the provisions of the Third Supplemental Indenture applicable to 2042 Notes issued thereunder shall apply to the 2042 Notes issued under this Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 2042 Notes and shall not apply to any other series of Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.

(b)                        The aggregate principal amount of 2042 Notes that initially may be authenticated and delivered under this Supplemental Indenture (the “Initial Reopened Notes”) shall be limited to $175,000,000, subject, in each case, to increase as set forth in Section 3.04 of the Third Supplemental Indenture.

(c)                         The Stated Maturity of the 2042 Notes shall be December 15, 2042.  The 2042 Notes shall be payable and may be presented for payment, purchase, redemption,

registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in Minneapolis, Minnesota, which shall initially be the office or agency of the Trustee.

(d)                        The 2042 Notes shall bear interest at the rate of 4.25% per annum, in each case beginning on December 11, 2012 or from the most recent date to which interest has been paid or duly provided for, as further provided in the Form of Note.  Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.  The Interest Payment Dates for the 2042 Notes shall be June 15 and December 15 of each year, beginning on June 15, 2013, and the Regular Record Date for any interest payable on each such Interest Payment Date shall be the immediately preceding June 1 and December 1, respectively. If any Interest Payment Date, Stated Maturity or other payment date with respect to the 2042 Notes is not a Business Day, the required payment of principal, premium, if any, or interest will be due on the next succeeding Business Day as if made on the date that such payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date, Stated Maturity or other payment date, as the case may be, to the date of that payment on the next succeeding Business Day.

(e)                         The Initial Reopened Notes will be issued in the form of one or more Global Securities, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 3.03 and the Base Indenture.

(f)                          The Company shall pay the principal of any Definitive 2042 Notes at the Office or Agency designated by the Company for that purpose under the Indenture. Interest on any Definitive 2042 Notes shall be payable, at the Company’s Option (i) by check mailed to the Holders of such 2042 Notes at their address in the Security Register and (ii) upon application to the Registrar, not later than the relevant Regular Record Date, by a Holder having an aggregate principal amount of Definitive 2042 Notes of at least $1,000,000, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.

Section 3.02.  Denominations.  The Initial Reopened Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any multiple of $1,000 in excess thereof.

Section 3.03.  Book-entry Provisions for Global Securities.  (a) Subject to Section 1.02 hereof, the provisions of Articles 2 and 3 of the Base Indenture, as supplemented by the provisions of the Third Supplemental Indenture, shall apply to the 2042 Notes.

Section 3.04.  Additional Notes.  Section 3.04 of the Third Supplemental Indenture shall apply to the 2042 Notes, and the Initial Reopened Notes shall constitute Additional Notes with respect to the Initial 2042 Notes issued thereunder.

ARTICLE 4
REDEMPTION OF SECURITIES

Section 4.01.  Optional Redemption.  (a) Subject to Section 1.02 hereof, the provisions of Article 11 of the Base Indenture, as supplemented by the provisions of the Third Supplemental Indenture, shall apply to the 2042 Notes.

ARTICLE 5
EVENTS OF DEFAULT AND REMEDIES

Section 5.01.  Events of Default.  Section 501 of the Base Indenture shall not apply to the 2042 Notes. The events set forth in the Third Supplemental Indenture, as applied to the 2042 Notes, shall constitute an “Event of Default” with respect the 2042 Notes.

Section 5.02.  Acceleration Of Maturity; Rescission And Annulment.  The first paragraph of Section 502 of the Base Indenture shall not apply to the 2042 Notes, and such Section 502, as supplemented by Section 5.02 of the Third Supplemental Indenture shall apply in lieu thereof.

Section 5.03.  References In Base Indenture.  References to “Section 501,” “Section 501(4),” Section 501(5),” “Section 501(6)” and Section 501(7) in the Base Indenture shall be deemed to refer to Section 5.01, Section 5.01(c), Section 5.01(d), Section 5.01(e) and Section 5.01 of the Third Supplemental Indenture, respectively.

Section 5.04.  Waiver Of Certain Covenants.  Section 1006 of the Base Indenture shall not apply to the 2042 Notes.

ARTICLE 6
SUPPLEMENTAL INDENTURES

Section 6.01.  Applicability Of Base Indenture.  Sections 901 and 902 of the Base Indenture shall not apply to the 2042 Notes. Sections 6.02 and 6.03 of the Third Supplemental Indenture shall apply in lieu thereof, and references in the Base Indenture to Sections 901 and 902 shall be deemed to refer to such Section 6.02 and such Section 6.03, respectively.

Section 6.02.  Supplemental Indentures With Consent Of Holders.  Section 6.03 of the Third Supplemental Indenture shall apply with respect to all 2042 Notes issued under this Indenture.

ARTICLE 7
MISCELLANEOUS

Section 7.01.  Sinking Funds.  Article 12 of the Base Indenture shall have no application.  The 2042 Notes shall not have the benefit of a sinking fund.

Section 7.02.  Confirmation of Indenture.  The Base Indenture, as supplemented and amended by the Third Supplemental Indenture, this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, the Third Supplemental Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 7.03.  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 7.04.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

INTEL CORPORATION

By:	/s/ Ravi Jacob
	Name:	Ravi Jacob
	Title:	Vice President and Treasurer

[Trustee Signature Follows]

[Signature Page to Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

[Signature Page to Supplemental Indenture]